UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2005, LabOne, Inc. and American Stock Transfer and Trust Company amended the parties' February 11, 2000 Rights Agreement, as previously amended on August 31, 2001 ("Rights Agreement").

The Rights Agreement grants Company shareholders the right to purchase Company common stock for one-half of the stock's market price if a person becomes the beneficial owner of fifteen percent (15%) or more of the Company's outstanding common stock ("Acquiring Person"), subject to the terms and conditions of the Rights Agreement. Prior to this amendment, the Rights Agreement exempted parties affiliated with Welsh, Carson, Anderson & Stowe and family members of W. T. Grant from the definition of "Acquiring Person," even if such parties acquired fifteen percent (15%) or more of the Company's common stock.

This amendment removes the exemptions pertaining to Welsh, Carson, Anderson & Stowe and the family members of W.T. Grant from the Rights Agreement's definition of "Acquiring Person." Thus, subject to the terms and conditions of the Rights Agreement, such parties' acquisition of fifteen percent (15%) or more of the Company's common stock would trigger the rights specified in the Rights Agreement on the same basis as other non-exempt acquirers.

This summary is qualified in its entirety by the text of the amendment to the Rights Agreement, which is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.1 Amendment No. 2 to the Rights Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: April 25, 2005	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer